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                                                                    EXHIBIT 10.4

[LETTERHEAD OF HEADWAY TECHNOLOGIES APPEARS HERE]


                                   AGREEMENT


TDK/SAE and Headway Technologies, Inc. desire to enter into a strategic alliance.

* TDK/SAE desires technical interaction with Headway Technologies' wafer organization to further expand and enhance its MR head technology.

* Headway Technologies desires high volume slider, HGA and HSA manufacturing by SAE for its MR head products.

SAE, with TDK, and Headway believe it is desirable to enter into a mutually beneficial strategic alliance with the aim of accomplishing these objectives.

The basic intent of both parties relative to this strategic alliance is outlined below.

This document is intended to represent a binding agreement on behalf of TDK/SAE and Headway Technologies.

TECHNOLOGY SUPPORT

Headway Technologies will support TDK's MR head technology objectives in its Kofu wafer factory as follows:

A. ON-SITE VISITS. Headway will, at its own expense, provide technical support by sending Engineering personnel at TDK's request to analyze TDK's 6" wafer process, tooling and materials. Following this analysis Headway will provide a list to recommendations based on its knowledge and experience to TDK Engineering personnel. These recommendations would represent the most advanced technical guidance Headway Engineering personnel could provide at that point in time to improve the technical performance, yield and efficiency of the Kofu wafer manufacturing facility.

     These visits can occur at TDK's request no more frequently than once (1) per calendar quarter and by no more than four (4) Engineering personnel for no longer than one (1) week.

B. VISITS TO HEADWAY TECHNOLOGIES. Engineering personnel from TDK may, at TDK's own expense, visit Headway Technologies for hands-on training in specific areas of interest. These areas of interest are to be determined jointly and will be defined in Exhibit 1. These visits shall extend no longer that one (1) week per specific area and shall consist of no more than 4 people at any one time. Documentation shall be made available only upon written request at the conclusion of each visit.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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[LETTERHEAD OF HEADWAY TECHNOLOGIES APPEARS HERE]

Agreement with TDK, SAE and Headway
August 26, 1997
Page 2


C. TECHNOLOGY SHARING. Headway shall provide to TDK technology applicable to the following areas. This technology shall be limited the best available within Headway Technologies at the time of transfer.

     1. Improved ELG lapping processes and designs
     2. Wafer level top pole trim processing

D.   JOINT PROJECTS

     1. Self-alignment technology
     2. High thermal conductivity gap material
     3. Top pole width tolerance reduction including wafer level pole trim processing
     4. Others as jointly agreed on an annual basis and as described in Exhibit
        2

F. FREEDOM OF ACTION. Neither company, as a result of technology transfer and visits, shall be limited in any way from carrying out its primary mission defined as development, manufacturing and sales of magneto-resistive recording heads.

MANUFACTURING SUPPORT

SAE will, at its own expense, install slider, HGA and HSA manufacturing capacity dedicated to the manufacture of Headway Technologies magneto-resistive recording heads in either pico or nano format.

CAPACITIES.  Installed capacity in terms of shipped HGAs shall be:
----------

     *    1998 - [*] HGAs/month
     *    1999 - [*] HGAs/month
     *    2000 - [*] HGAs/month

PLANNING.  Headway Technologies shall issue 12-month rolling forecasts to SAE by
---------
the last day of each month. These forecasts shall be non-binding; however, they must represent the best collective plans available by Headway and its customers.

UTILIZATION OF INSTALLED CAPACITY.  SAE is free to use capacity installed
---------------------------------
pursuant to this agreement for its other customers that is not projected to be used by Headway Technologies. Projected utilization shall be defined by the 12-month rolling forecast. Within the capacity limits defined above, Headway Technologies shall have 100% upside flexibility in the final 6 months of the 12-month forecast period.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[LETTERHEAD OF HEADWAY TECHNOLOGIES APPEARS HERE]

Agreement with TDK, SAE and Headway
August 26, 1997
Page 3


PRICE.  SAE shall provide slider, HGA and HSA process support at a price no less
-----
favorable than that provided to other customers of similar products.

MATERIALS.  SAE shall purchase direct materials from its outside suppliers using
---------
volume purchase agreements that exist at the time of purchase to obtain materials for the Headway product at industry competitive prices.

WAFER CONSIGNMENT.  Headway shall consign wafer material to SAE for use by SAE
-----------------
in fulfillment of its manufacturing support commitment to Headway Technologies. Headway and SAE shall jointly develop a consigned material agreement (Exhibit
3).


/s/ Mike Y. Chang                           /s/ Wai Hung      Aug 28.97
------------------------------------        --------------------------------
Mike Y. Chang, President   Date             Wai Hung Ng, President    Date
Headway Technologies, Inc.                  SAE Magnetics (HK) Ltd.